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                                 UNITED STATES
                      SECURITITES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                  MAY 23, 2000
               (DATE OF REPORT - DATE OF EARLIEST EVENT REPORTED)

                           APPLIEDTHEORY CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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              DELAWARE                           000-25759                  16-1491253
  (STATE OR OTHER JURISDICTION OF               (COMMISSION              (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)               FILE NUMBER)           IDENTIFICATION NO.)

              1500 BROADWAY, 3RD FLOOR                                 10036
                    NEW YORK, NY                                     (ZIP CODE)
      (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)
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       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (212) 398-7070

                                 NOT APPLICABLE

        (FORMER NAME, FORMER ADDRESS AND FORMER FISCAL YEAR, IF CHANGED
                            SINCE LAST REPORT DATE)

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ITEM 2.       ACQUISITION OR DISPOSITION OF ASSETS

          On May 15, 2000, AppliedTheory Corporation ("AppliedTheory") entered into an agreement and plan of merger (the "Merger Agreement") with The Cordada Group, Inc. ("Cordada"), AppliedTheory Seattle Corporation, ("Merger Sub") a Delaware corporation wholly owned by AppliedTheory, and Robert J. Margulis, Cordada's principal shareholder. On May 23, 2000, the effective date of the Merger Agreement, AppliedTheory exchanged approximately 758,219 shares of AppliedTheory common stock for all of the outstanding shares of Cordada common stock. Upon the closing of the Merger Agreement, Cordada and Merger Sub merged with Cordada being the surviving corporation (the "Merger"). Following the completion of the Merger, Cordada has changed its name to AppliedTheory Seattle Corporation and all its capital stock is owned by AppliedTheory.

          Cordada provides e-Business solutions to businesses ranging from start-ups to Global 500 companies. It was founded in 1991 and is based in Seattle, Washington.

          The purchase price for AppliedTheory's acquisition of Cordada was determined through arm's-length negotiations between AppliedTheory, Cordada and the other parties to the Merger Agreement. During these negotiations, the parties considered, among other things, the market for Cordada's services, Cordada's e-Business solutions businesses, the present stage of development of Cordada's business and operations, Cordada's financial condition, Cordada's future business prospects, and the estimated value of the synergies to be realized between AppliedTheory and Cordada following the closing of the Merger.

          In connection with that closing, AppliedTheory also entered into an escrow agreement (the "Escrow Agreement") with Merger Sub and Robert J. Margulis whereby 160,000 shares of AppliedTheory common stock from the total merger consideration to which Mr. Margulis is entitled in respect of his shares of Cordada common stock will be held in an escrow account (the "Escrow Account") for a period of one year following the closing of the Merger. Following the closing of the Merger, the shares of AppliedTheory common stock held in the Escrow Account will be available as a fund against which AppliedTheory may seek indemnification from Mr. Margulis pursuant to the Merger Agreement.

          Finally, in connection with the Merger, AppliedTheory entered into a registration rights agreement (the "Registration Rights Agreement") with Robert
J. Margulis whereby he will have the right to "piggyback" the registration of any number of the shares of AppliedTheory common stock delivered pursuant to the Merger, for the period beginning on the closing of the Merger and ending on the first anniversary of the closing of the Merger.

          The Merger Agreement, Escrow Agreement, and Registration Rights Agreement are included as Exhibits 2.7, 2.8, and 2.9 to this Current Report on Form 8-K. Please review these documents for additional information regarding the terms of these agreements.

          AppliedTheory applied a portion the funds raised through its initial public offering (SEC File No. 333-72133) for the cash portion of expenses incurred in the merger.

          AppliedTheory intends to operate Cordada as a wholly-owned subsidiary known as AppliedTheory Seattle Corporation. Cordada will continue to operate its business in the same manner as before the acquisition.


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ITEM 7.  FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS

(a.)      Financial Statements of The Cordada Group, Inc.

          Not required.

(b.)      Pro Forma Financial Information.

          Not required

(c.)      Exhibits.

          Following is the Index of Exhibits furnished in accordance with Item 601 of Regulation S-K, filed as part of this Current Report on Form 8-K or incorporated by reference herewith:

2.7 Merger Agreement, dated May 15, 2000, by and among AppliedTheory Corporation, a Delaware corporation; AppliedTheory Seattle Corporation, a Delaware Corporation; The Cordada Group, Inc., a Washington Corporation; and Robert J. Margulis.

2.8 Escrow Agreement, dated May 23, 2000, by and among, AppliedTheory Corporation, AppliedTheory Seattle Corporation, and Robert J. Margulis.

2.9 Registration Rights Agreement dated May 23, 2000, by and between AppliedTheory Corporation and Robert J. Margulis.

99.3          Press release issued by AppliedTheory Corporation on May 15,
              2000.



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                                   SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        AppliedTheory Corporation

Date:  May 30, 2000                by:     /s/ Richard Mandelbaum
                                        -------------------------
                                        Richard Mandelbaum
                                        Chairman of the Board,
                                        Chief Executive Officer, and
                                        Director (Principal Executive Officer)


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                                 EXHIBIT INDEX

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Exhibit No.       Description
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2.7               Merger Agreement, dated May 15, 2000, by and among AppliedTheory Corporation, a Delaware corporation;
                  AppliedTheory Seattle Corporation, a Delaware Corporation; The Cordada Group, Inc., a
                  Washington Corporation; and Robert J. Margulis.

2.8               Escrow Agreement, dated May 23, 2000, by and among, AppliedTheory Corporation, AppliedTheory
                  Seattle Corporation, and Robert J. Margulis.

2.9               Registration Rights Agreement dated May 23, 2000, by and between AppliedTheory Corporation,
                  Robert J. Margulis.

99.3              Press release issued by AppliedTheory Corporation on May 15, 2000.
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